Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Archon Corporation (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•	the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2003
/s/ PAUL W. LOWDEN

Paul W. Lowden Chairman of the Board and President (Principal Executive Officer)

/s/ CHARLES W. SANDEFUR

Charles W. Sandefur Director and Chief Financial Officer (Principal Accounting and Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Archon Corporation, and will be retained by Archon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.